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                                  EXHIBIT 23.6

                          Consent of Ernst & Young LLP,

                 Independent Registered Public Accounting Firm,

                               dated June 10, 2004

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 5, 2003, with respect to the combined financial statements of Sunrise Senior Living, Inc. Sixteen Communities (a group of related properties acquired by CNL Retirement Properties, Inc.), incorporated by reference in Post-Effective Amendment No. One to the Registration Statement (Form S-11 No. 333-107486) and related Prospectus of CNL Retirement Properties, Inc.

                                                        /s/ Ernst & Young LLP

McLean, Virginia
June 10, 2004